                                                                EXHIBIT 23.1


[DELOITTE & TOUCHE LLP LETTERHEAD]

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
Nos. 33-92428 and 33-75574 on Form S-8 of Borg-Warner Automotive, Inc. of our report dated June 26, 1996, appearing in this annual report on Form 11-K of the Borg-Warner Automotive Diversified Transmission Products Corporation, Muncie Plant Retirement Savings Plan as Amended and Restated for the year ended December 31, 1995.

/s/   DELOITTE & TOUCHE LLP
      Deloitte & Touche LLP


Chicago, Illinois
June 26, 1996